CUSIP No.	013810150	13 G	Page	7	of	7 pages
EXHIBIT A
SUBSIDIARIES ACQUIRING SECURITIES BEING REPORTED ON
BY THE PARENT HOLDING COMPANY OR CONTROL PERSON

Company	Type of Company
First State Investment Management (UK) Limited	IA